UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2023 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Paramount Group, Inc. (the “Company”), granted equity awards (the “Awards”) to a broad group of employees of the Company, including its named executive officers (as identified in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders), to further incentivize and align the employees and executive officers of the Company with stockholders and to support employee retention (the “Incentive and Retention Plan”).

The Awards granted under the Incentive and Retention Plan will be subject to performance-based and service-based vesting conditions and post-vesting holding restrictions, as described below, and are intended to be in lieu of the Company’s annual equity awards that would otherwise be granted in January 2024 and January 2025. The Committee was advised by its independent compensation consultant in connection with the grant of the Awards.

The Awards consist of (i) performance-based AOLTIP units of Paramount Group Operating Partnership LP (the “Operating Partnership”), the operating partnership of the Company (the “Performance-Based AOLTIP Units”) and (ii) service-based LTIP units of the Operating Partnership Units (the “Service-Based LTIP Units”).

Named executive officers received a combination of Performance-Based AOLTIP Units and Service-Based LTIP Units and other employees received only Service-Based LTIP Units. On the Grant Date, Messrs. Behler, Paes, Brindley, and Johnson received 4,460,424, 1,621,973, 1,081,315, and 354,807 Performance-Based AOLTIP Units, respectively, and 1,037,736, 566,038, 377,359, and 123,821 Service-Based LTIP Units, respectively. An aggregate of 2,007,090 Service-Based LTIP Units were granted to other employees.

The Performance-Based AOLTIP Units are subject to service-based vesting conditions, with 20% of the units vesting on October 1, 2026, and 80% of the units vesting on October 1, 2027, subject to continued employment as of each such date, and subject to an additional one-year post-vesting transfer restriction.

The Performance-Based AOLTIP Units are also subject to performance-based vesting conditions based on the appreciation of the Company’s common stock price during the term of the awards in excess of the closing stock price on the New York Stock Exchange (the “NYSE”) of the Company’s common stock on the Grant Date, which was $5.12. The Performance-Based AOLTIP Units will only be earned and eligible to be converted into common units of the Operating Partnership (“Common Units”) if the highest consecutive 20-trading day average closing stock price of the Company’s common stock on the NYSE exceeds the performance levels set forth below during the 10-year term of the Performance-Based AOLTIP Units, subject to linear interpolation for performance between levels.

Performance Level	20-Trading Day Average Common Stock Price Appreciation Above Grant Date Price	20-Trading Day Average Common Stock Price	Percentage of AOLTIP Units Vested
Below Threshold	Less than 25%	Less than $6.40	0%
Threshold	25%	$6.40	33%
Target	50%	$7.68	67%
Maximum	75% or more	$8.96 or more	100%

Subject to satisfaction of the vesting conditions above and the terms of the Operating Partnership’s agreement of limited partnership, the Performance-Based AOLTIP Units are generally convertible into Common Units until the 10th anniversary of the Grant Date, with the number of Common Units into which each Performance-Based AOLTIP Unit may convert determined by reference to the amount by which the closing stock price on the NYSE of the Company’s common stock on the date of conversion exceeds the closing stock price on the NYSE of the Company’s common stock on the Grant Date.

The Service-Based LTIP Units will be subject to service-based vesting conditions, with 50% of each Award vesting on October 1, 2026 and 50% of each Award vesting on October 1, 2027, subject to continued employment as of each such date. The Service-Based LTIP Units granted to named executive officers are also subject to an additional one-year post-vesting transfer restriction.

AOLTIP units and LTIP units are classes of units of the Operating Partnership that, following the occurrence of certain events and upon vesting, are convertible into Common Units. Common Units may be redeemed by the holder for cash or, at the Company’s election, shares of common stock of the Company on a one-for-one basis. The Performance-Based AOLTIP Units and Service-Based LTIP Units will be administered under the terms of the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and will be subject to the terms of the Plan to the same extent as awards granted thereunder. Upon the determination of the Committee and subject to a sufficient number of Share Equivalents (as defined in the Plan) being available for issuance thereunder, the Performance-Based AOLTIP Units and Service-Based LTIP Units may become part of the Plan in the future. Prior to the time such awards are included in the Plan, any Common Units issued upon conversion of the Performance-Based AOLTIP Units and Service-Based LTIP Units, if tendered for redemption, will be settled in cash pursuant to the terms of the Common Units.

Upon certain qualified terminations of employment due to death or disability, by the Company without cause or by the employee with good reason occurring prior to February 1, 2025, the service-based vesting conditions for the Performance-Based AOLTIP Units and Service-Based LTIP Units will be deemed to have been satisfied with respect to 50% of each Award. Upon such a qualified termination of employment occurring on or after February 1, 2025, the service-based vesting conditions for the Performance-Based AOLTIP Units and Service-Based LTIP Units will be deemed to have been satisfied with respect to 100% of each award. For Mr. Behler, the continued vesting provisions of his employment agreement that apply in the event of a qualified retirement will not apply to his Awards if he gives notice of retirement prior to February 1, 2024 and will only apply to 50% of his Awards if he gives notice of retirement on or after February 1, 2024 and before February 1, 2025. In connection with any qualified termination, the performance-based vesting conditions of the Performance-Based AOLTIP Units will continue to apply.

In addition, and in contrast to annual equity awards previously granted by the Company, the Awards are subject to “double-trigger” vesting in connection with a change in control such that the service-based and performance-based vesting conditions of the Awards will continue to apply following a change in control, subject to the provisions governing qualified terminations.

Copies of the forms of Performance-Based AOLTIP Unit and Service-Based LTIP Unit award agreements are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the Awards is qualified in its entirety by reference to the full text of such award agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Form of AOLTIP Unit Award Agreement

10.2	Form of LTIP Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: September 12, 2023	By:	/s/ Gage Johnson
	Name:	Gage Johnson
	Title	Senior Vice President, General Counsel and Secretary